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                                  EXHIBIT 4.1
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                            URANIUM RESOURCES, INC.
                          EMPLOYEES' STOCK OPTION PLAN
              (As Amended and Restated Effective August 10, 1994)


                 1. Purpose. The Uranium Resources, Inc. Employees' Stock Option Plan (as Amended and Restated Effective August 10, 1994) (the "Plan") is intended to advance the best interests of Uranium Resources, Inc. , a Delaware corporation (the "Company"), by providing employees who have a substantial responsibility for the Company's management and growth with additional incentive by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in its employ.

                 2. Administration. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall consist of at least two directors of the Company, each of whom is a "disinterested person" as defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Board may from time to time remove directors from, or add directors to, the Committee. Vacancies on the Committee shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Subject to the provisions of the Plan, the Committee shall have complete powers respecting the Plan, including but not limited to authority to determine to whom and when to grant options under the Plan (the "Options") and the number of shares covered by each Option, to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan. All questions of interpretation and application of the Plan, or pertaining to any Option granted hereunder, shall be subject to determination by a majority of the Committee, which determination shall be final and binding upon all parties.

                 3. Option Shares. The stock subject to the Options shall be shares of the Company's common stock, $.001 par value per share (the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 850,000 shares; provided, that the aggregate number of shares shall be subject to adjustment in accordance with the provisions of Paragraph 14 hereof. Such shares may be treasury shares or authorized but unissued shares. In the event that any outstanding Option for any reason shall expire or terminate by reason of the death or severance of employment of the optionee, the surrender of any such Option or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

                 4. Eligibility. The individuals who shall be eligible to participate in the Plan shall be such officers and other key employees (including officers and employees who may be members of the Board) of the Company, or of any corporation in which the Company owns, directly or indirectly, stock possessing fifty percent or more of the total combined voting power of all classes of stock, as the Committee shall determine from time to time.

                 5. Option Price and Number of Shares. The price at which shares may be purchased pursuant to Options shall be not less than 100% of the fair market value of the
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shares of Common Stock on the date that Option is granted.  For purposes of this Paragraph 5, "fair market value" shall mean:

                          (a) if the Common Stock is reported on any officially recognized U.S. exchange or over the counter market on that date, as follows (i) either the closing price of a share of Common Stock on that date as reported on such exchange or over the counter market, or (ii) where last sale trade reporting on the Common Stock is not available, the average of the bid and asked prices of a share of Common Stock on that date as reported on such exchange or over the counter market;

                          (b) if no share of Common Stock were traded on any officially recognized U.S. exchange or over the counter market on that date or if, in the discretion of the Board, another means of determining the fair market value of a share of Common Stock at such date shall be necessary in order to comply with or conform to the requirements of any applicable law, governmental regulation or ruling of the Internal Revenue Service or the Securities and Exchange Commission, the Committee may provide for another means for determining fair market value.

                 Subject only to any applicable limitations set forth in the Plan, the number of shares of Common Stock to be covered by any Option shall be as determined by the Committee; provided, that the aggregate number of shares issued to any one person pursuant to the exercise of Options granted hereunder shall not in any event exceed five percent (5%) of the total number of shares of Common Stock then issued and outstanding. The Options granted hereunder shall not be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

                 6. Duration of Options. No Option shall be granted hereunder after January 15, 2002. No Option shall be exercisable prior to the date that is one year after its date of grant. Thereafter, for the one-year period that commences on the date that is one year after its date of grant, it shall be exercisable with respect to not more than 25% of the shares subject thereto; for the one-year period that commences on the date that is two years after its date of grant, it shall be exercisable with respect to not more than 50% of the shares subject thereto; for the one-year period that commences on the date that is three years after its date of grant, it shall be exercisable with respect to not more than 75% of the shares subject thereto; and commencing on the date that is four years after its date of grant and ending on the date that is one day less than ten years after its date of grant, it shall be exercisable with respect to 100% of the shares subject thereto. No Option shall be exercisable on or after ten years after its date of grant.

                 7. Exercise of Options. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Option is to exercised and the address to which the certificates representing the shares of Common Stock issuable upon the exercise of such Option shall be mailed. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment by certified check payable to the Company of the option
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price of such shares of Common Stock.  In addition, the Committee may request that there be presented to and filed with it such evidence as it may deem necessary to establish that the shares of Common Stock to be purchased are being acquired for investment and not with a view to their distribution or resale, except such resale as may be in accordance with applicable securities laws, and the Company may place a legend to such effect on each certificate evidencing such shares in such form as the Company upon advice of counsel may specify. Also, the Committee may require an additional amount payable in the form stated above equal to any federal, state or local taxes which the Committee, with the advice of legal counsel, deems necessary or appropriate to be withheld in connection with the exercise of an Option hereunder. To the extent that shares of Common Stock subject to Options granted under the Plan are registered under the Securities Act of 1933, as now in effect or hereinafter amended (the "Securities Act"), any investment representation required by the Committee shall be waived upon the date such registration is effective.

                 As promptly as practicable after the receipt by the Company of
(i) such written notice from the optionee setting forth the number of shares of Common Stock with respect to which such Option is to be exercised, (ii) payment of the Option exercise price for such shares in the form required by the foregoing provisions of this Paragraph 7, (iii) such evidence of intent to acquire such Common Stock for investment as may be required by the Committee and (iv) an amount equal to any federal, state or local taxes which the Committee deems necessary to appropriate to be withheld incident to the exercise of an Option hereunder, the Company shall cause to be delivered to such optionee certificates representing the number of shares of Common Stock with respect to which such Option has been so exercised.

                 8. Transferability of Options. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code of Title 1 of the Employee Retirement Income Security Act or the rules thereunder. Options shall be exercisable during an optionee's lifetime only by him or by his guardian or legal representative.

                 9. Termination of Employment or Death of an Optionee. Any Option granted under the Plan shall terminate and be of no further force and effect on the 30th day after the optionee holding such Option shall cease to be an employee of the Company except that, in the event that such optionee is discharged from the employment of the Company for cause, any such option shall terminate and be of no further force and effect at the time of such discharge. If an optionee should die before the expiration of any Option granted to him hereunder, such Option shall be exercisable for a period of one year after the date of his death by his heirs or legal representative to the same extent it was exercisable by the optionee on the date of his death.

                 10. Requirements of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provision of any applicable statute or regulation of any governmental authority. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such
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Option, the Company shall not be required to issue such shares unless the
Committee has received evidence satisfactory to it to the effect that the holder of such Option is acquiring such shares for investment and not with a view to the distribution or resale thereof and that such shares may otherwise be issued without registration under the Securities Act or state securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any other affirmation action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

                 11. No Rights as Stockholder. No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

                 12. No Employment Obligation. The granting of any Option shall not impose upon the Company any obligation to employ or continue to employ any optionee; and the right of the Company to terminate the employment of an officer or other employee shall not be diminished or affected by reason of the fact that an Option has been granted to him. The granting of an Option shall not impose on any optionee any obligation to acquire and pay for any of the shares covered by such Option.

                 13. Exchange Approval. If required by any exchange on which the Common Stock is listed, the grant of any Option hereunder shall be subject to the approval of such exchange and, if such approval is not obtained in a timely manner as set forth in the stock option agreement related thereto, such Option shall lapse and be null and void.

                 14.      Changes in the Company's Capital Structure.
The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or preferred stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                 If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving full compensation therefor in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (ii) the number and class or shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of
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shares of Common Stock then reserving that number and class of shares that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

                 After a merger of one or more corporation into the Company, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in addition to or in lieu of the number and class of shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitles pursuant to the terms of the agreement of merger if, immediately prior to such merger, such holder of record of the number of shares of Common Stock as to which such Option was then exercisable.

                 If the Company is merged into or consolidated with another corporation under circumstance where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock receive pursuant to the terms of the merger, consolidation or sale; (ii) the Board may waive any limitations set forth in or imposed pursuant to Paragraph 6 hereof so that all Options, from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Paragraph 6 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

                 Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for case, property, or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options.

                 15. Amendment of Plan. The Board may, insofar as permitted by law, from time to time, with respect to any shares of Common Stock at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, that except for adjustments made pursuant to Paragraph 14 hereof no such revision or amendment, if effected without the approval of the Company's stockholders, shall; (i) materially increase the benefits accruing to participants under the Plan; (ii)
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materially increase the number of shares that may be issued under the Plan; or
(iii) modify the requirements as to eligibility for participation in the Plan.

                 16. Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in exchange for the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the optionee, alter or impair his rights or obligations under such Option.

                 17. Written Agreement. Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above and shall be signed by the optionee and by the President or any Vice President of the Company for and in the name and on behalf of the Company.

                 18. Effective Date of Plan. The Plan, as amended and restated, shall be deemed to have been adopted on August 10, 1994, if on or prior to December 31, 1994, it shall have been approved by the holders of a majority of the outstanding shares of Common Stock present, either in person or by proxy, at a duly constituted meeting of the holders of Common Stock.

IN WITNESS WHEREOF, this Plan is executed this 10th day of August 1994.


                                         URANIUM RESOURCES, INC.



                                         /S/     Wallace M. Mays, President
                                         ---------------------------------------
                                         Wallace M. Mays, President



ATTEST:



/S/     Thomas H. Ehrlich, Secretary
-----------------------------------------
Thomas H. Ehrlich, Secretary